UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 1, 2016

Frontier Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

401 Merritt 7, Norwalk, Connecticut	06851
(Address of principal executive offices)	(Zip Code)

(203) 614-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As previously announced, on April 1, 2016, Frontier Communications Corporation (“Frontier”) closed its acquisition of the wireline properties of Verizon Communications Inc. (“Verizon”) in California, Florida and Texas (the “Transaction”).

Frontier is filing this Current Report on Form 8-K to present the unaudited interim condensed combined statements of assets, liabilities and parent funding of Verizon’s Separate Telephone Operations in California, Florida and Texas (the “Group”) as of March 31, 2016 and the related unaudited interim condensed combined statements of income and comprehensive income and cash flows for each of the three month periods ended March 31, 2016 and 2015, which are filed as Exhibit 99.1 hereto.

Frontier is also filing with this Form 8-K the Group’s Management’s Discussion and Analysis of Financial Condition and Results of Operations as of and for each of the three month periods ended March 31, 2016 and 2015, filed as Exhibit 99.2 hereto, which should be read in conjunction with the financial statements referenced above.

As part of the Transaction, certain assets and liabilities that are included in the Group’s financial statements were not acquired by Frontier and were retained by Verizon, and certain other assets and liabilities that are not included in the Group’s financial statements were acquired by Frontier. This Form 8-K also presents the unaudited pro forma condensed combined financial statements of Frontier, after giving effect to the Transaction, as of and for the three months ended March 31, 2016, which are filed as Exhibit 99.3 hereto.

An adjustment to revenue and costs and expenses was made in the pro forma condensed combined statement of operations information for the three months ended March 31, 2016 relating to a customer contract that was retained by Verizon. No adjustments for this customer contract had been made in the pro forma financial statements for periods prior to the three months ended March 31, 2016. There was no impact to depreciation and amortization expense as a result of this adjustment. The impact for the year ended December 31, 2015 is reflected in the table below. The impact of the retained customer contract on previously issued pro forma financial statements for the year ended December 31, 2014 approximated the amounts in 2015.

	For the three months ended				For the year ended
	March 31, 2015	June 30, 2015	September, 30 2015	December 31, 2015	December 31, 2015
($ in millions)
Revenue	$26	$19	$23	$20	$88
Costs and Expenses	$26	$19	$23	$18	$86
Operating Income	$—	$—	$—	$2	$2

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Unaudited interim condensed combined statements of assets, liabilities and parent funding of Verizon’s Separate Telephone Operations in California, Florida and Texas as of March 31, 2016 and the related unaudited interim condensed combined statements of income and comprehensive income and cash flows for each of the three month periods ended March 31, 2016 and 2015.

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations relating to the unaudited interim condensed combined statements of assets, liabilities and parent funding of Verizon’s Separate Telephone Operations in California, Florida and Texas as of March 31, 2016 and the related unaudited interim condensed combined statements of income and comprehensive income and cash flows for each of the three month periods ended March 31, 2016 and 2015.

99.3	Unaudited pro forma condensed combined financial statements of Frontier, after giving effect to the Transaction, as of and for the three months ended March 31, 2016.

99.4	Unaudited pro forma condensed combined statement of operations information of Frontier and related notes for the year ended December 31 , 2015 (filed within Exhibit 99.3 to Frontier’s Current Report on Form 8-K filed on April 18, 2016).*

*	Incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION

Date: August 1, 2016	By: /s/ John M. Jureller
John M. Jureller
Executive Vice President
and Chief Financial Officer